Exhibit 99.2

NEWS RELEASE

Contacts:                                             Raymond J. Pacini

Chief Executive Officer

California Coastal Communities, Inc.

(949) 250-7781

CALC Announces Favorable Ruling in Litigation over Water at Brightwater
Project

IRVINE, California, January 22, 2006 – California Coastal Communities, Inc. (NASDAQ: CALC) reported that Orange County Superior Court issued a final ruling today denying Golden State Water Company’s motion for a preliminary injunction to require the Company’s Brightwater residential development on the Bolsa Chica mesa to disconnect its connection to the City of Huntington Beach’s water service and use Golden State’s water in its place.  The Court indicated that an injunction was not appropriate because monetary damages would be an adequate remedy if the plaintiff prevails on the merits of their case at trial. No trial date has been set at this time, and the Company and its counsel believe that there are strong arguments against Golden State’s position.

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The Company is a residential land development and homebuilding company operating in Southern California. The Company’s principal subsidiaries are Signal Landmark and Hearthside Homes, Inc. Signal Landmark owns 110 acres on the Bolsa Chica mesa, where construction commenced in June 2006 for the development of 356 single-family homes in the Brightwater residential community. Brightwater represents one of the last opportunities to develop a master-planned community on the Southern California coast. Hearthside Homes has delivered over 2,000 homes to families throughout Southern California since its formation in 1994.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

Certain of the foregoing information contains forward-looking statements that relate to future events or the Company’s future financial performance.  These statements involve known and unknown risks, uncertainties and other factors which may cause the Company’s actual results, performance or achievements to be materially different from any future results, performances or achievements expressed or implied by the forward-looking statements.  In some cases, you can identify forward-looking statements by terminology such as “may”, “will”, “should”, “expects”, “plans”, “anticipates”, “believes”, “estimates”, “predicts”, “potential”, “continue”, or the negative of such terms or other comparable terminology.  These forward-looking statements include, but are not limited to, statements about the Company’s plans, objectives, goals, expectations and intentions, the timing and outcomes of litigation, and other statements contained herein that are not historical facts.

Forward-looking statements are based on current expectations or beliefs regarding future events or circumstances, and you should not place undue reliance on these statements.  Such statements involve known and unknown risks, uncertainties, assumptions and other factors – many of which are out of the Company’s control and difficult to forecast – that may cause actual results to differ materially from those that may be described or implied.  For a further discussion of these and other risks and uncertainties applicable to the Company’s business, see the Company’s Quarterly Report on Form 10-Q for the quarters ended March 31, 2006, June 30, 2006 and September 30, 2006, and its Annual Report on Form 10-K for the year ended December 31, 2005 in addition to its other future and past public filings with the Securities and

Exchange Commission (“SEC”), all of which may be obtained free of charge through the website maintained by the SEC at http://www.sec.gov.

The Company assumes no, and hereby disclaims any, obligation to update any of the foregoing or any other forward-looking statements.  The Company nonetheless reserves the right to make such updates from time to time by press release, periodic report or other method of public disclosure without the need for specific reference to this press release.  No such update shall be deemed to indicate that other statements not addressed by such update remain correct or create an obligation to provide any other updates.

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